SECURITIES AND EXCHANGE COMMISSION

Washington DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES AND EXCHANGE ACT OF 1934

August 1, 2002

Date of Report

(Date of earliest event reported)

POWERCOLD CORPORATION

(Exact name of registrant as specified in its charter)

          Nevada                         33-19584                         23-2582701

(State of Incorporation)   (Commission File No.)   (IRS Employer Ident. No.)

115 Canfield Road

La Vernia, Texas 78121

(Address of principal executive offices)

830 779-5223

(Registrant's telephone number)

ITEM 1 - CHANGES IN CONTROL OF REGISTRANT

None

ITEM 2 - ACQUISITION OR DISPOSITION OF ASSETS

None

ITEM 3 - BANKRUPTCY OR RECEIVERSHIP

None

ITEM 4 - CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

None

ITEM 5 – OTHER EVENTS

Effective August 1, 2002, the Registrant, PowerCold Corporation, acquired 100% of the assets of Applied Building Technology, Inc. (ABT), a St. Petersburg, Florida based supplier of complete standardized heating, ventilation and air conditioning (HVAC) packages for standard-sized commercial buildings such as national chain businesses.

In consideration for the asset acquisition, the Registrant paid ABT the sum of sixty-five thousand ($65,000.00) and two hundred thousand (200,000) shares of PowerCold Corporation common stock, plus an option to acquire one hundred fifty thousand (150,000) shares of the common stock of PowerCold at a price of $1.50 per share, for a period not to exceed three (3) years from the date of Closing.

Applied Building Technology designs and supplies a complete HVAC system including equipment, controls, ductwork, fans, installation and warranty service.  ABT also manufactures and sells desiccant latent air conditioners with its HVAC systems. ABT has offices in St. Petersburg, Florida and Philadelphia, PA. and manufacture representatives in Denver and Dallas.

ITEM 6 - RESIGNATIONS OF REGISTRANT'S DIRECTORS

None

ITEM 7 - FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

None

ITEM 8 - CHANGE IN FISCAL YEAR

None

POWERCOLD CORPORATION

FORM 8-K

Signatures

In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

POWERCOLD CORPORATION

Date: August 1, 2002

/S/  Francis L. Simola

Francis L. Simola

President and CEO